UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2021

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York	1-16497	13-2595932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NJ 07652-3556
(Address of principal executive offices) (Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Annual Meeting. The 2021 Annual Meeting of Shareholders of the Company was held on June 24, 2021.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s shareholders.

Matter One. Election of Directors. Each of the seven nominees listed below was elected a director of the Company to hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

Nominee	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Peter A. Bridgman	76,551,626	1,029,219	1,726,742
Alex Grinberg	76,818,843	762,002	1,726,742
Efraim Grinberg	77,218,712	362,133	1,726,742
Alan H. Howard	73,252,157	4,328,688	1,726,742
Richard Isserman	76,932,904	647,941	1,726,742
Ann Kirschner	76,919,194	661,651	1,726,742
Stephen Sadove	76,262,187	1,318,658	1,726,742

Matter Two. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2022.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
78,881,369	404,485	21,733	-

Matter Three. Adoption, on an advisory basis, of a resolution approving the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2021 Annual Meeting of Shareholders.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
65,965,683	11,578,088	37,074	1,726,742

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2021

MOVADO GROUP, INC.

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Senior Vice President and General Counsel